Certificate of Amendment of the Certificate of Incorporation of
Cell Bio-Systems, Inc
under Section 805 of the Business Corporation Law

 IT IS HEREBY CERTIFIED THAT:
(1) The name of the corporation is

CELL BIO-SYSTEMS, INC.

If the name of the corporation has been changed, the name under which it was formed is

FIRST INDIA DIVERSIFIED HOLDINGS INC

(2) The certificate of incorporation was filed by the Department of State on

JULY 1, 1999

(3) The certificate of incorporation of this corporation is hereby amended to effect the following change

The certificate of incorporation of this corporation be amended by changing the Article thereof numbered (1) so that, as amended, said Article shall be and read as follows:
The name of this corporation (the "Corporation") shall be : Franklin Scientific, Inc.

(4) The amendment to the certificate of incorporation was authorized:

first, by unanimous written consent of all the directors

and then, by the written consent of the holders of the majority of outstanding shares having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present and voting.

IN WITNESS THEREOF, the undersigned(s) has subscribed this cerificate on April 27, 2004.

s/Marc Pilkington

Mark Pilkington

President